IMAX Corporation

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS SECOND-QUARTER 2017 RESULTS

HIGHLIGHTS

•

Dunkirk kicked off Q3 with a robust $19 million in Global Box Office across 634 theaters, in its opening weekend. Domestically, IMAX represented a record 23% of the opening weekend box office and laid claim to 18 of the top 20 locations

•	Signed agreements for 92 new theaters in the second quarter, bringing year-to-date signings to 130 systems across 24 countries including the U.S., China, India, Germany and the Netherlands

•	Backlog of 580 systems represents an all-time high, facilitating a sustained level of installations

•	Announced a cost-reduction exercise aimed at achieving approximately $20 million in annualized cost savings, with the goal of improving operating leverage

•	Repurchased $46M of shares in the second quarter, completing the previously announced $200-million buyback program; board authorized new program for up to an additional $200 million through June 2020

NEW YORK – July 26, 2017 – IMAX Corporation (NYSE:IMAX) today reported second-quarter 2017 revenue of $87.8 million and a net loss attributable to common shareholders of $1.7 million, or $0.03 per diluted share. Adjusted net income attributable to common shareholders for the second quarter was $0.15 per diluted share, which excludes charges and impairments associated with the Company’s cost-reduction initiative. For reconciliations of reported results to non-GAAP financial results, and for the definition and reconciliation of Adjusted EBITDA as calculated in accordance with the Company’s credit facility, please see the end of this press release.

“We continue to take a portfolio approach to our film business, understanding certain films resonate strongly with consumers and others less so,” said IMAX CEO Richard L. Gelfond. “While several films in the second quarter underperformed our expectations, the recent release of Christopher Nolan’s Dunkirk emphasizes the value in viewing our business as a portfolio of films. Dunkirk, which was shot almost entirely with IMAX film cameras, achieved $12 million domestically and indexed a record 23% in IMAX, opening weekend. Breakout titles like this are encouraging as they tend to provide strategic benefits lasting well beyond the window of the film. Historically, with other IMAX hits, we have seen increased consumer awareness of IMAX, heightened demand from other filmmakers looking to leverage our format and greater demand from exhibitors, among other benefits.”

“As consumers increasingly demand and value premium content and experiences, we continue to see strong demand from both new and existing exhibitor partners around the world who are seeking to add IMAX to their multiplexes,” continued Gelfond. “In fact, during the past 18 months we have signed agreements for an incredible 450 theaters. As a result of our record backlog and strong installation pace, we expect our commercial footprint to span nearly 2,000 screens worldwide over the next several years. We believe expanding our footprint is the single-biggest contributor to long-term value creation and expanding our network will continue to be a key priority.”

Second-Quarter 2017 Results

Network Update

During the quarter, the Company installed 34 theaters, of which 33 were for new theater locations and one was an upgrade. The total IMAX theater network consisted of 1,257 systems as of June 30, 2017, of which 1,154 were in commercial multiplexes. There were 580 theaters in backlog as of June 30, 2017, up 31% from the 442 in backlog as of June 30, 2016.

Continuing the Company’s record signings momentum from 2016, IMAX signed contracts for 92 new theaters and three upgrades to existing theaters in the second quarter of 2017. Through the first six months of 2017, the Company signed contracts for 130 new theater systems and four upgrades across 24 countries, including the US, China, India, Japan, Germany and The Netherlands. For a breakdown of theater system signings, installations, network and backlog by type for the second quarter of 2017, please see the end of this press release.

“We continue to focus our efforts on driving operating leverage and increasing the profitability of our Company,” said Gelfond. “While growing the network is the most powerful factor in earnings growth long-term, we are also implementing strategies aimed at increasing the revenue productivity of our current network, while also reducing our cost structure. On the expense side, we streamlined our cost structure, shaving $20 million in annualized costs, which increases profitability and enables us to scale more efficiently. We are also identifying means to increase the revenue productivity of our theaters. For example, we are working with our exhibitor partners to reseat a number of our theaters with new, premium seats. On the film side, we are aiming to play more 2D-version of films domestically, given the clear preference from consumers for 2D, particularly in North America. We also intend to shorten the length of play that we allot many films, which helps keep the content on screen fresh.” Gelfond concluded, “We believe our focus on network growth, coupled with strategies to increase our revenue productivity while also reducing our cost structure, should facilitate meaningful value creation long-term.”

Box Office Update

Gross box office from IMAX DMR® titles was $268.9 million in the second quarter of 2017, compared with $260.8 million in the prior-year period. The average global DMR box office per-screen average in the second quarter of 2017 was $237,800, compared with $268,200 in same period last year. Per-screen averages were down year-over-year, primarily from weaker box office in China. This underperformance is largely attributable to weaker content and the ramp-up of new-build theaters. Please reference the chart below for a breakout of box office and per-screen averages on a regional basis:

	Box Office (M’s)		Per Screen Average (000’s)
	Q2 2017	Q2 2016	Q2 2017	Q2 2016
Global	$268.9	$260.8	$237.8	$268.2
Domestic	85.9	88.8	216.3	225.9
Greater China	97.2	97.1	235.1	325.3
Other Intl.	85.8	75.0	267.9	266.7

Second-Quarter Segment Results

Network Business

•

Network business revenue was $47.4 million in the quarter, compared with $48.1 million in the prior-year period. Margins for the network business were 66.3% in the most recent quarter, compared to 68.8% in the prior-year period.

•

IMAX DMR revenues were $27.8 million in the second quarter of 2017, in line with the second quarter of 2016. Gross margin for the IMAX DMR segment was 61.2%, compared to 62.5% in the prior-year comparative period.

•

Revenue from joint revenue-sharing arrangements was $18.9 million in the quarter, compared with $19.5 million in the prior-year comparative period. Gross margin for joint revenue-sharing arrangements was 72.3%, compared to 75.9% in the prior-year comparative period.

Theater Business

•	Theater business segment revenue was $32.7 million in the quarter, compared with $38.9 million in the prior-year comparative period.

•

The lower revenue versus the second quarter of 2017 was a result of fewer theater installations of new IMAX system sales and sales-type leases (12 in 2017 compared with 13 in 2016), lower upfront revenue from fewer hybrid joint-sharing arrangement installations (3 in 2017 compared with 8 in 2016) and one less system upgrade (1 in 2017 compared with 2 in 2016).

•	The Company’s margins on full, new sales and sales-type leases were 69.9% compared with 58.0% in the year-ago period, primarily a result of regional mix of installations.
•	The Company remains on track to install approximately 160 new IMAX theater systems in 2017.

The gross margin across all segments in the second quarter of 2017 was $49.5 million, or 56.4% of total revenue, compared to $50.3 million, or 54.8% of total revenue in the second quarter of 2016. Operating expenses (which include SG&A and R&D, and exclude stock-based compensation) were $28.1 million in the quarter, compared to $27.6 million in the second quarter of 2016.

Share Buybacks

During the six months ended June 30, 2017, the Company repurchased 1,736,150 common shares at an average price of $26.57 per share. The second-quarter repurchases exhausted the remaining allowance under the previously announced $200 million share-repurchase program. The retired shares for the six months ended June 30, 2017, were repurchased for $46.1 million. The average carrying value of the stock retired was deducted from common stock and the remaining excess over the average carrying value of stock was charged to accumulated deficit.

On June 12, 2017, the Company announced that its board of directors approved a new $200 million share-repurchase program for shares of the Company’s common stock. The share-repurchase program expires on June 30, 2020. The repurchases may be made either in the open market or through private transactions, subject to market conditions, applicable legal requirements and other relevant factors. The Company has no obligation to repurchase shares and the share-repurchase program may be suspended or discontinued by the Company at any time.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at www.imax.com/content/investor-relations. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag. In addition, the Company maintains a Twitter account: @IMAX_Investors. The Company intends to use Twitter to disclose the box office information, as well as other information that may be of interest to the Company’s investor community.

The information posted on the Company’s website and/or via its Twitter account may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website and its Twitter account in addition to the Company’s press releases, SEC filings and public conference calls and webcasts.

Conference Call

The Company will host a conference call today at 4:30PM ET to discuss its second-quarter 2017 financial results. This call is being webcast by Nasdaq and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 347-6311 approximately 5 to 10 minutes before the call begins. Other international callers should dial +1-(416) 640-5944. The conference ID for the call is 9851418. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or +1-(647) 436-0148 (international). The Conference ID for the telephone replay is 9851418.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of June 30, 2017, there were 1,257 IMAX theaters (1,154 commercial multiplexes, 13 commercial destinations and 90 institutions) in 75 countries. On Oct. 8, 2015, shares of IMAX China, a subsidiary of IMAX Corp., began trading on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security; risks related to the Company’s inability to protect its intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Jessica Kourakos 212-821-0100 jkourakos@imax.com	Media: IMAX Corporation, New York Ann Sommerlath 212-821-0155 asommerlath@imax.com

Michael Mougias 212-821-0187 mmougias@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com	Entertainment Media: Principal Communications Group, Los Angeles Melissa Zuckerman/Paul Pflug 323-658-1555 melissa@pcommgroup.com paul@pcommgroup.com

Additional Information

Signings and Installations

June 30, 2017

	Three Months Ended June 30,
Theater Signings:	2017		2016
Full new sales and sales-type lease arrangements	14		19
New joint revenue sharing arrangements	78		75

Total new theaters	92		94
Upgrades of IMAX theater systems	3		1

Total Theater Signings	95		95

	Three Months Ended June 30,
Theater Installations:	2017		2016
Full new sales and sales-type lease arrangements	12		13
New joint revenue sharing arrangements	21		25

Total new theaters	33		38
Upgrades of IMAX theater systems	1	(1)	2	(1)

Total Theater Installations	34		40

	June 30,		December 31,
Theater Backlogs:	2017		2016
Sales and sales-type lease arrangements	174		143
Joint revenue sharing arrangements
Hybrid arrangements	137		92
Traditional arrangements	269		263

Total theaters	580	(2)	498	(3)

	June 30,		December 31,
Theater Network:	2017		2016
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	483		467
Joint revenue sharing arrangements	671		640

Total Commercial Multiplex Theaters	1,154		1,107

Commercial Destination Theaters	13		16
Institutional Theaters	90		92

Total Theater Installations	1,257		1,215

(1)

Includes one installation of an upgrade to a laser-based digital system under a sales arrangement (2016 – one laser-based digital system and one xenon-based digital system under sales and sales-type lease arrangements).

(2)	Includes 28 laser-based digital theater system configurations, including four upgrades. The Company continues to develop and roll out its laser-based digital projection system
(3)	Includes 20 laser-based digital theater system configurations, including three upgrades.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Equipment and product sales	$21,334	$26,489	$32,879	$50,229
Services	44,603	41,385	83,447	85,658
Rentals	19,438	20,752	35,294	42,531
Finance income	2,383	2,367	4,794	4,703
Other	-	750	-	750

	87,758	91,743	156,414	183,871

Costs and expenses applicable to revenues
Equipment and product sales	11,453	15,594	18,917	33,385
Services	21,266	20,528	41,080	38,124
Rentals	5,580	5,298	11,187	9,863
Other	-	46	-	46

	38,299	41,466	71,184	81,418

Gross margin	49,459	50,277	85,230	102,453

Selling, general and administrative expenses	28,589	33,101	59,531	62,020

(including share-based compensation expense of $6.2 million and $11.0 million for the three and six months ended June 30, 2017 (2016 — expense of $8.9 million and $14.7 million, respectively))
Research and development	5,678	3,435	10,012	7,143
Asset impairments	1,225	-	1,225	-
Amortization of intangibles	779	515	1,380	1,006
Receivable provisions, net of recoveries	940	230	1,125	356
Impairment of investments	-	194	-	194
Restructuring charges and associated impairments	10,258	-	10,258	-

Income from operations	1,990	12,802	1,699	31,734
Interest income	280	380	508	847
Interest expense	(435)	(458)	(890)	(856)

Income from operations before income taxes	1,835	12,724	1,317	31,725
Provision for income taxes	238	(2,476)	124	(7,084)
Loss from equity-accounted investments, net of tax	(264)	(1,340)	(519)	(1,781)

Net income	1,809	8,908	922	22,860
Less: net income attributable to non-controlling interests	(3,521)	(2,892)	(2,559)	(5,542)

Net (loss) income attributable to common shareholders	$(1,712)	$6,016	$(1,637)	$17,318

Net income per share attributable to common shareholders - basic & diluted:
Net (loss) income per share – basic	$(0.03)	$0.09	$(0.02)	$0.25

Net (loss) income per share – diluted	$(0.03)	$0.09	$(0.02)	$0.25

Weighted average number of shares outstanding (000’s):
Basic	65,793	67,768	66,076	68,540
Fully Diluted	65,992	68,455	66,548	69,222

Additional Disclosure:
Depreciation and amortization(1)	$13,266	$11,626	$25,354	$22,064

(1) Includes $0.2 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three and six months ended June 30, 2017, respectively (2016 - $0.2 million and $0.3 million, respectively).

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 30	December 31
	2017	2016
Assets
Cash and cash equivalents	$158,244	$204,759
Accounts receivable, net of allowance for doubtful accounts of $991 (December 31, 2016 — $1,250)	96,311	96,349
Financing receivables	119,279	122,125
Inventories	41,264	42,121
Prepaid expenses	9,455	6,626
Film assets	37,835	16,522
Property, plant and equipment	257,452	245,415
Other assets	19,083	33,195
Deferred income taxes	31,503	20,779
Other intangible assets	30,936	30,416
Goodwill	39,027	39,027

Total assets	$840,389	$857,334

Liabilities
Bank indebtedness	$26,336	$27,316
Accounts payable	30,245	19,990
Accrued and other liabilities	87,737	93,208
Deferred revenue	113,689	90,266

Total liabilities	258,007	230,780

Commitments and contingencies

Non-controlling interests	2,387	4,980

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
64,892,201 issued and 64,722,846 outstanding (December 31, 2016 — 66,224,467 issued and 66,159,902 outstanding)	445,466	439,213
Less: Treasury stock, 169,355 shares at cost (December 31, 2016 — 64,565)	(5,412)	(1,939)
Other equity	169,301	177,304
Accumulated deficit	(91,573)	(47,366)
Accumulated other comprehensive loss	(3,061)	(5,200)

Total shareholders’ equity attributable to common shareholders	514,721	562,012
Non-controlling interests	65,274	59,562

Total shareholders’ equity	579,995	621,574

Total liabilities and shareholders’ equity	$840,389	$857,334

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash provided by (used in):
Operating Activities
Net income	$922	$22,860
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	25,354	22,064
Write-downs, net of recoveries	13,155	1,249
Change in deferred income taxes	(3,133)	(29)
Stock and other non-cash compensation	12,570	15,014
Unrealized foreign currency exchange loss (gain)	(462)	(583)
Loss from equity-accounted investments	321	1,980
Loss (gain) on non-cash contribution to equity-accounted investees	198	(199)
Investment in film assets	(19,589)	(10,890)
Changes in other non-cash operating assets and liabilities	7,884	(15,399)

Net cash provided by operating activities	37,220	36,067

Investing Activities
Purchase of property, plant and equipment	(9,771)	(8,472)
Investment in joint revenue sharing equipment	(17,550)	(20,700)
Investment in new business ventures	(1,500)	-
Acquisition of other intangible assets	(2,624)	(1,691)

Net cash used in investing activities	(31,445)	(30,863)

Financing Activities
Repayment of bank indebtedness	(1,000)	(1,000)
Settlement of restricted share units and options	(14,048)	(8,369)
Common shares issued - stock options exercised	14,419	3,582
Treasury stock purchased for future settlement of restricted share units	(5,412)	(13)
Taxes withheld and paid on employee stock awards vested	(187)	(73)
Repurchase of common shares	(46,138)	(85,714)
Taxes paid on secondary sale and repatriation dividend	-	(2,991)

Net cash used in financing activities	(52,366)	(94,578)

Effects of exchange rate changes on cash	76	6

Decrease in cash and cash equivalents during period	(46,515)	(89,368)

Cash and cash equivalents, beginning of period	204,759	317,449

Cash and cash equivalents, end of period	$158,244	$228,081

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has four primary reporting groups identified by nature of product sold or service provided: (1) Network Business, representing variable revenue generated by box-office results and which includes the reportable segments of IMAX DMR and contingent rent from the JRSAs and IMAX systems segments; (2) Theater Business, representing revenue generated by the sale and installation of theater systems and maintenance services, primarily related to the IMAX Systems and Theater System Maintenance reportable segments, and also includes fixed hybrid revenues and upfront installation costs from the JRSA segment and after-market sales of projection system parts and 3D glasses from the other segment; (3) New Business, which includes content licensing and distribution fees associated with our original content investments, virtual reality initiatives, IMAX Home Entertainment, and other business initiatives that are in the development and/or start-up phase, and (4) Other; which includes the film post-production and distribution segments and certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Network Business
IMAX DMR	$27,757	$27,413	$51,166	$57,218
Joint revenue sharing arrangements – contingent rent	18,896	19,498	34,130	40,813
IMAX systems – contingent rent	790	1,211	1,478	2,398

	47,443	48,122	86,774	100,429

Theater Business
IMAX system
Sales and sales-type leases	16,125	18,720	23,067	36,719
Ongoing fees and finance income	2,613	3,030	5,198	5,704
Joint revenue sharing arrangements – fixed fees	1,408	4,358	1,878	6,428
Theater system maintenance	10,904	9,912	21,949	19,738
Other theater	1,699	2,857	3,864	5,344

	32,749	38,877	55,956	73,933

New Business	1,311	86	2,591	86

Other
Film distribution and post-production	5,087	2,592	8,670	5,362
Other	1,168	2,066	2,423	4,061

	6,255	4,658	11,093	9,423

Total	$87,758	$91,743	$156,414	$183,871

Gross margins
Network Business
IMAX DMR(1)	$16,998	$17,127	$34,466	$39,950
Joint revenue sharing arrangements – contingent rent(1)	13,668	14,790	23,920	32,278
IMAX systems – contingent rent	790	1,211	1,478	2,398

	31,456	33,128	59,864	74,626

Theater Business
IMAX system
Sales and sales-type leases	9,724	9,540	12,944	13,859
Ongoing fees and finance income	2,539	2,924	5,060	5,252
Joint revenue sharing arrangements – fixed fees(1)	176	954	264	1,458
Theater system maintenance	4,434	3,370	8,683	6,808
Other theater	405	711	834	679

	17,278	17,499	27,785	28,056

New Business	(1,183)	(296)	(1,520)	(521)

Film
Film distribution and post-production(1)	1,998	199	(665)	768
Other	(90)	(253)	(234)	(476)

	1,908	(54)	(899)	292

Total	$49,459	$50,277	$85,230	$102,453

(1)

IMAX DMR segment margins include marketing costs of $4.7 million and $7.3 million for the three and six months ended June 30, 2017, respectively (2016 - $5.2 million and $7.5 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.8 million and $1.2 million for the three and six months ended June 30, 2017, respectively (2016 - $0.9 million and $0.9 million, respectively). IMAX system sales and sales-type lease segment margins include marketing and commission costs of $0.8 million and $1.1 million for the three and six months ended June 30, 2017, respectively (2016 - $1.0 million and $1.7 million, respectively). Film distribution and post production segment margins include marketing recovery of $0.6 million and recovery of $0.7 million for the three and six months ended June 30, 2017, respectively (2016 - expense of $0.8 million and expense of $1.5 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share, EBITDA and adjusted EBITDA as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

The Company is required to maintain a minimum level of “EBITDA”, as such term is defined in the Company’s credit agreement (and which is referred to herein as “Adjusted EBITDA”, as the credit agreement includes additional adjustments beyond interest, taxes, depreciation and amortization). EBITDA and Adjusted EBITDA (each as defined below) should not be construed as substitutes for net income or as better measures of liquidity as determined in accordance with U.S. GAAP. The Company believes that EBITDA and Adjusted EBITDA are relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry.

	For the	For the

	3 months ended	12 months ended

	June 30, 2017	June 30, 2017
(In thousands of U.S. Dollars)
Net income	$1,809	$17,382
Add (subtract):
Recovery (provision) for income taxes	(238)	9,004
Interest expense, net of interest income	155	688
Depreciation and amortization, including film asset amortization	13,136	49,253

EBITDA	$14,862	$76,327
Restructuring charges and associated impairments	10,258	10,258
Stock and other non-cash compensation	6,837	29,069
Write-downs, net of recoveries including asset impairments and receivable provisions	3,592	12,293
Loss from equity accounted investments	264	1,059

Adjusted EBITDA before non-controlling interests	35,813	129,006
Adjusted EBITDA attributable to non-controlling interests(2)	(6,516)	(19,851)

Adjusted EBITDA attributable to common shareholders	$29,297	$109,155

Adjusted revenues attributable to common shareholders(3)	$77,276	$313,385

Adjusted EBITDA margin	37.9%	34.8%

(1)	Ratio of funded debt calculated using twelve months ended Adjusted EBITDA.

(2)	The Adjusted EBITDA calculation specified for purpose of the minimum Adjusted EBITDA covenant excludes the reduction in Adjusted EBITDA from the Company’s non-controlling interests.

(3)		3 months ended June 30, 2017		12 months ended June 30, 2017
	Total revenues		$87,758		$349,877
	Greater China revenues	$32,982		$115,043
	Non-controlling interest ownership percentage(4)	31.78%		31.72%

	Deduction for non-controlling interest share of revenues		(10,482)		(36,492)

	Adjusted revenues attributable to common shareholders		$77,276		$313,385

(4)	Weighted average ownership percentage for change in non-controlling interest share

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended June 30, 2017 vs. 2016:

The Company reported net income of $1.8 million, or $0.03 per basic and diluted share, for the second quarter of 2017 as compared to net income of $8.9 million, or $0.13 per basic and diluted share for the second quarter of 2016. Net income for the second quarter of 2017 includes a $6.8 million charge, or $0.10 per diluted share (2016 — $8.9 million or $0.13 per diluted share), for stock-based compensation and a $10.3 million charge, or $0.15 per diluted share for restructuring charges and associated impairments. Adjusted net income, which consists of net income excluding the impact of stock-based compensation, restructuring charges and associated impairments and the related tax impact, was $13.5 million, or $0.20 per diluted share, for the second quarter of 2017 as compared to adjusted net income of $15.4 million, or $0.22 per diluted share, for the second quarter of 2016. The Company reported a net loss attributable to common shareholders of $1.7 million, or a $0.03 loss per basic and diluted share for the second quarter of 2017 (2016 — $6.0 million net income or $0.09 per basic and diluted share). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, restructuring charges and associated impairments and the related tax impact, was $9.6 million, or $0.15 per diluted share, for the second quarter of 2017 as compared to adjusted net income attributable to common shareholders of $12.3 million, or $0.18 per diluted share, for the second quarter of 2016. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

(In thousands of U.S. dollars, except per share amounts)	Quarter Ended June 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$1,809	$0.03	$8,908	$0.13
Adjustments:
Stock-based compensation	6,793	0.10	8,870	0.13
Restructuring charges and associated impairments	10,258	0.15	-	-
Tax impact on items listed above	(5,382)	(0.08)	(2,384)	(0.04)

Adjusted net income	13,478	0.20	15,394	0.22
Net income attributable to non-controlling interests	(3,521)	(0.05)	(2,892)	(0.04)
Stock-based compensation (net of tax of less than
$0.1 million and less than $0.1 million, respectively)	(153)	-	(168)	-
Restructuring charges and associated impairments
(net of tax of less than $0.1 million)	(168)	-	-	-

Adjusted net income attributable to common shareholders	$9,636	$0.15	$12,334	$0.18

Weighted average diluted shares outstanding		65,992		68,455

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Six Months Ended June 30, 2017 vs. 2016:

The Company reported net income of $0.9 million, or $0.01 per basic and diluted share, for the six months ended June 30, 2017 as compared to net income of $22.9 million, or $0.33 per basic and diluted share for the six months ended June 30, 2016. Net income for the six months ended June 30, 2017 includes a $12.1 million charge, or $0.18 per diluted share (2016 — $14.7 million or $0.21 per diluted share), for stock-based compensation and a $10.3 million charge, or $0.15 per diluted share for restructuring charges and associated impairments. Adjusted net income, which consists of net income excluding the impact of stock-based compensation, restructuring charges and associated impairments and the related tax impact, was $16.5 million, or $0.24 per diluted share, for the six months ended June 30, 2017 as compared to adjusted net income of $33.4 million, or $0.48 per diluted share, for the six months ended June 30, 2016. The Company reported a net loss attributable to common shareholders of $1.6 million, or a loss of $0.02 per basic and diluted share for the six months ended June 30, 2017 (2016 — net income of $17.3 million, or $0.25 per basic and diluted share). Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation, restructuring charges and associated impairments and the related tax impact, was $13.5 million, or $0.20 per diluted share, for the six months ended June 30, 2017 as compared to adjusted net income attributable to common shareholders of $27.6 million, or $0.40 per diluted share, for the six months ended June 30, 2016. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

(In thousands of U.S. dollars, except per share amounts)	Six Months Ended June 30,
	2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$922	$0.01	$22,860	$0.33
Adjustments:
Stock-based compensation	12,057	0.18	14,743	0.21
Restructuring charges and associated impairments	10,258	0.15	-	-
Tax impact on items listed above	(6,723)	(0.10)	(4,184)	(0.06)

Adjusted net income	16,514	0.24	33,419	0.48
Net income attributable to non-controlling interests	(2,559)	(0.04)	(5,542)	(0.08)
Stock-based compensation (net of tax of $0.1 million and $0.1 million, respectively)	(281)	-	(293)	-
Restructuring charges and associated impairments (net of tax of less than $0.1 million)	(168)	-	-	-

Adjusted net income attributable to common shareholders	$13,506	$0.20	$27,584	$0.40

Weighted average diluted shares outstanding		66,548		69,222

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the	For the

	Three months ended	Six months ended

	June 30, 2017	June 30, 2017
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$37,837	$37,220
Net cash used in investing activities	(17,239)	(31,445)

Net cash flow	$20,598	$5,775